Exhibit:10.3

EXECUTION VERSION

RESIGNATION, WAIVER AND APPOINTMENT AGREEMENT AND
SIXTH AMENDMENT

This RESIGNATION, WAIVER AND APPOINTMENT AGREEMENT AND SIXTH AMENDMENT, dated as of December 30, 2016 (this “Amendment”), to the Credit Agreement referred to below is made among INTRAWEST OPERATIONS GROUP HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), INTRAWEST OPERATIONS GROUP, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (as defined below) party hereto, GOLDMAN SACHS LENDING PARTNERS LLC (“GSLP”), as administrative agent (in such capacity, the “Administrative Agent”) and swing line lender (in such capacity, the “Swing Line Lender”), Bank of America, N.A. (“Bank of America”), as Successor Agent (as defined below) and GOLDMAN SACHS BANK USA (“GS Bank”), as Issuing Bank. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

A.           Reference is hereby made to the Credit Agreement, dated as of December 9, 2013 (as amended by the Incremental Amendment, dated as of September 19, 2014, the Second Amendment, dated as of April 29, 2015, the Third Amendment, dated as of June 1, 2015, the Fourth Amendment, dated as of April 8, 2016, the Fifth Amendment, dated as of October 14, 2016 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), the Administrative Agent, the Swing Line Lender, and the Issuing Bank.

B.            GSLP desires to resign as Administrative Agent and Swing Line Lender under the Credit Agreement and the other Loan Documents.

C.            The Required Lenders desire to appoint Bank of America as successor Administrative Agent and Swing Line Lender (in such capacities together, the “Successor Agent”) under the Credit Agreement as modified hereby (the “Amended Agreement”) and the other Loan Document and Successor Agent wishes to accept such appointment.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to Credit Agreement.

(a)	Effective as of the Sixth Amendment Effective Date:

(i)	Section 2.3 of the Credit Agreement is hereby amended by adding the following new clause (c) in proper alphabetical sequence:

“(c)          Resignation and Removal of Swing Line Lender.  The Swing Line Lender may resign as the Swing Line Lender upon 30 days prior written notice to the Administrative Agent, the Lenders and the Borrower.  The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender (provided that no consent will be required if the replaced Swing Line Lender has no Swing Line Loans outstanding) and the successor Swing Line Lender.  The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender.  At the time any such replacement or resignation shall become effective, (i) the Borrower shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to Borrower for cancellation, and (iii) the Borrower shall issue, if so requested by the successor Swing Line Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.”

(ii)	Section 9.8 of the Credit Agreement is hereby deleted and replaced with the following:

“Counterparts and Electronic Execution.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  The words “execution”, “execute”, “signed”, “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Loan notices, Swing Line notices, waivers and consents) shall be deemed to include electronic signatures, the electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, subject to Section 9.2, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.”

(b)	Effective as of the Successor Agent Appointment Date:

(i)	Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical sequence:

““Designated Jurisdiction”: any country or territory to the extent that such country or territory itself is the subject of any country-wide or territory-wide Sanction.”

““Sanctions”: any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”) .”

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council or the European Union, (b) any Person located, organized or resident in a Designated Jurisdiction or (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) and (b).

(ii)	The definition of “Adjusted Eurodollar Rate” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

“(a) for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg48 screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and (c) if the Adjusted Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided, however, that notwithstanding the foregoing, the Adjusted Eurodollar Rate with respect to Initial Term Loans shall at no time be less than 1.0% per annum.”

(iii)	The definition of “Applicable Reserve Requirement” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

(iv)	The definition of “Prime Rate” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

“The rate of interest as publicly announced from time to time by Bank of America as its “prime rate”. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.”

(v)	The definition of “OFAC” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

“The Office of Foreign Assets Control of the U.S. Treasury Department.”

(vi)	The definition of “Swing Line Lender” in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “Goldman Sachs” with “Bank of America, N.A.” in lieu thereof.

(vii)	Section 2.4(b) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“On the first Business Day of each month, the Issuing Bank shall provide the Administrative Agent with a summary of the Revolving Facility Letter of Credit Usage.”

(viii)	Section 2.5(b) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“On the first Business Day of each month, the Issuing Bank shall provide the Administrative Agent with a summary of the LC Facility Letter of Credit Usage.”

(ix)	Section 2.9(d) of the Credit Agreement is hereby deleted and replaced with the following:

“Interest payable pursuant to Section 2.9(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365 day or 366 day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan, or with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan, or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.”

(x)
Section 2.12(a)(i) of the Credit Agreement is hereby amended by replacing the reference to “the average of the daily difference” immediately following clause (1) therein with the words “the actual daily difference”.

(xi)	Section 2.12(a)(ii) of the Credit Agreement is hereby amended by deleting the word “average” immediately following clause (2) therein.

(xii)
Section 2.12(b)(i) of the Credit Agreement is hereby amended by (i) replacing the reference to “the average of the daily difference” immediately following clause (1) therein with the words “the actual daily difference” and (ii) replacing the reference to “15% of the average of the daily amount” in clause (x)(1) therein with the words “15% of the actual daily amount”.

(xiii)	Section 2.12(b)(ii) of the Credit Agreement is hereby amended by deleting the word “average” immediately following clause (2) therein.

(xiv)
Section 2.17(b) of the Credit Agreement is hereby amended by inserting the phrase “ and prepayments of Base Rate Loans” immediately after the words “other than voluntary prepayments of Revolving Loans”.

(xv)	Section 2.17 of the Credit Agreement is hereby amended by inserting a clause (g) immediately succeeding clause (f) thereof, which shall read as follows:

“(g) Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of such Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.”

(xvi)	The second sentence of Section 3.23(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Intrawest Group Members have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.”

(xvii)	Section 3.23(b) is hereby amended and restated in its entirety as follows:

“No Intrawest Group Member (including any Unrestricted Subsidiary)  nor, to the knowledge of any Loan Party, any director, officer, agent, employee or Affiliate of any Intrawest Group Member, is currently a Sanctioned Person.  The Borrower will not, directly or indirectly, use the proceeds of the Loans or otherwise knowingly make available such proceeds to any person, for the purposes of financing the activities of any person who is currently a Sanctioned Person in violation of applicable Sanctions.

(xviii)	Section 5 of the Credit Agreement is hereby amended by inserting the following new Section 5.17 in proper numerical sequence:

“Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.”

(xix)	Section 6 of the Credit Agreement is hereby amended by inserting the following new Section 6.17 in proper numerical sequence:

“Directly or knowingly indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010.”

(xx)	Section 8.1 of the Credit Agreement is hereby amended by replacing the reference to “Goldman Sachs” with “Bank of America, N.A.” in lieu thereof.

(xxi)	Section 9.2 of the Credit Agreement is hereby amended by replacing the address of the “Administrative Agent” and “Swing Line Lender” with the following:

Administrative Agent and Swing Line Lender:

“For payments and requests for credit extensions:

Bank of America, N.A.
101 N Tryon Street
Mail Code: NC1-001-05-46
Charlotte, NC 28255-0001
Telephone: 980-386-2596
Telecopier: 704-595-1696
Electronic Mail: peggy.poindexter@baml.com

Account No. (for Dollars): 1366072250600
ABA# 026009593
Attn: Corporate Credit Services
Ref: Intrawest Operations Group, LLC.

For other notices as Administrative Agent:

Bank of America, N.A.
555 California Street, 4th Floor
Mail Code: CA5-701-04-09
San Francisco, CA 94104
Attention: Liliana Claar, Agency Officer
Telephone: (415) 436-2770
Telecopier: (415) 503-5003
Electronic Mail: liliana.claar@baml.com”

(xxii)
Section 9.6(c) of the Credit Agreement is hereby amended by inserting the words “the Swing Line Lender (with respect to assignments of Revolving Commitments) (which shall not be unreasonably withheld or delayed, and which consent shall not be required in connection with an assignment made by or to an Arranger) and” immediately preceding the words “the Issuing Bank” in the fourth line of the first sentence therein.

(xxiii)
Section 9.6(d) of the Credit Agreement is hereby amended by (1) deleting the word “and” at the end of clause (v) thereof, (2) replacing the “.” at the end of clause (vi) thereof with the words “; and” and (3) inserting a new clause (vii) immediately succeeding clause (vi) thereof, which shall read as follows:

“in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the number of Affiliated Lenders or the aggregate amount of Term Loans held by Affiliated Lenders.”

SECTION 2.  Resignation and Appointment.

(a)  GSLP hereby provides notice to the Lenders, the Borrower and the Issuing Bank of its intention to resign as Administrative Agent and Swing Line Lender effective as of the Successor Agent Appointment Date (as defined below).  The Borrower, the Lenders party hereto (together constituting the Required Lenders) and the Issuing Bank, hereby (x) acknowledge the resignation by GSLP as Administrative Agent and Swing Line Lender effective as of the Successor Agent Appointment Date, (y) consent to the Amendment being deemed as the notice of resignation by GSLP required pursuant to Sections 2.3(c) and 8.6 of the Amended Agreement as of the Successor Agent Appointment Date and (z) waive any applicable notice periods required pursuant to the Credit Agreement.

(b)  Each Lender party hereto (together constituting the Required Lenders) hereby (x) appoints  Bank of America to act as the successor Administrative Agent under the Loan Documents pursuant to Section 8.6  of the Amended Agreement and (y) acknowledges that Bank of America shall replace GSLP as the Swing Line Lender under the Loan Documents pursuant to Section 2.3(c) of the Amended Agreement (Bank of America,  in its capacities as successor Administrative Agent and Swing Line Lender, the “Successor Agent”), in each case, effective as of the Successor Agent Appointment Date.  As of the Successor Agent Appointment Date, the Successor Agent will accept the appointment to act as the successor Administrative Agent and Swing Line Lender under the Loan Documents pursuant to the Successor Agent Agreement (as defined below).  The Lenders party hereto and the Borrower each (y) agree that such appointment of the Successor Agent and the acceptance thereof by the Successor Agent are effective under the Loan Documents and binding on each of the parties hereto and such consent is the consent required pursuant to Section 8.6  and Section 2.3(c) of the Amended Agreement and (z) waive any applicable notice periods required pursuant to the Credit Agreement.  Each of the parties hereto agrees to execute all documents reasonably necessary to evidence the appointment of the Successor Agent as the successor Administrative Agent and Swing Line Lender.

(c)  The Lenders party hereto acknowledge that the documentation reflecting the definitive resignation of GSLP as Administrative Agent and Swing Line Lender under the Loan Documents and  Bank of America’s appointment as Successor Agent in such capacities will be reflected in an agency transfer agreement (or similar document) (the “Successor Agent Agreement”) to be negotiated in good faith among the Borrower, GSLP and  Bank of America.  The effectiveness of GSLP’s resignation as Administrative Agent and Swing Line Lender under the Loan Documents and  Bank of America’s appointment as Successor Agent in such capacities will be the day of effectiveness of the Successor Agent Agreement (such date, the “Successor Agent Appointment Date”). The Lenders party hereto hereby consent to the execution by the Borrower, the other Loan Parties, GSLP, as Administrative Agent and Swing Line Lender and Bank of America, as Successor Agent, of the Successor Agent Agreement and the effectiveness of the foregoing without the need to obtain the further consent of any Lender. The Lenders party hereto acknowledge and agree that the Successor Agent Agreement may include waivers, amendments or modifications to the Credit Agreement or one or more of the other Loan Documents deemed reasonably necessary or appropriate by the Borrower, GSLP and  Bank of America to effectuate the purpose of the Successor Agent Agreement, and the Lenders party hereto consent to such amendments without the need to obtain the further consent of any Lender.

(d)  For the avoidance of doubt, the parties hereto acknowledge and agree that GS Bank shall remain as Issuing Bank and shall retain all rights and obligations as Issuing Bank under the Credit Agreement and  Bank of America shall have no rights or obligation as Issuing Bank under the Credit Agreement.

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each of Holdings and the Borrower hereby represents and warrants that, as of the Sixth Amendment Effective Date: (i) the execution, delivery and performance by each such Person of this Amendment have been duly authorized by all necessary corporate or organizational action and that this Amendment constitutes a legal, valid and binding obligation of each such Person enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 4.  Effectiveness.  This Amendment shall become effective as of the first date (such date being referred to as the “Sixth Amendment Effective Date”) that each of the following conditions precedent shall have been satisfied or waived in accordance with the terms of the Credit Agreement:

(a)  The Administrative Agent shall have received (1) this Amendment, executed and delivered by a duly authorized officer or signatory of (i) Holdings, (ii) the Borrower, (iii) the Lenders representing the Required Lenders under the Credit Agreement (as in effect immediately prior to effectiveness of this Amendment) and (iv) the Successor Agent and (2) an Acknowledgement of Guarantors, executed and delivered by a duly authorized officer or signatory of each Guarantor.

(b)  The representations and warranties of Holdings and the Borrower set forth in Section 3 hereof shall be true and correct as of the Sixth Amendment Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Sixth Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5.  Non-Reliance on Administrative Agent.  Each of the Lenders party hereto acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decisions to enter into this Amendment.  Each of the Lenders party hereto also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Amendment, the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.

SECTION 6.  Expenses; Indemnity.  Section 9.5 of the Credit Agreement is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein; provided that all costs and expenses incurred by Goldman Sachs or Bank of America in connection with this Amendment and the resignation and transfer contemplated hereby shall be at the sole expense of Goldman Sachs.

SECTION 7.  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 8.  Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.  Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)  submits for itself and its Property in any legal action or proceeding relating to this Amendment, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 9.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)  agrees that the Administrative Agent and the Lenders retain the right to bring proceedings against any Loan Party in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment;

(e)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(f)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9 any special, exemplary, punitive or consequential damages.

SECTION 10.  WAIVERS OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 11.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Holdings, the Borrower or the other Loan Parties under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTRAWEST OPERATIONS GROUP HOLDINGS, LLC, as Holdings

By:	/s/ Karen Sanford
Name: Karen Sanford
Title: Chief General Counsel and Senior Vice President

INTRAWEST OPERATIONS GROUP, LLC, as the Borrower

By:	/s/ Karen Sanford
Name: Karen Sanford
Title: Chief General Counsel and Senior Vice President

[Intrawest Sixth Amendment]

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent and Swing Line Lender

By:	/s/ Gabriel Jacobson
Name: Gabriel Jacobson
Title: Authorized Signatory

BANK OF AMERICA, N.A., as Successor Agent

By:	/s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

[Intrawest Sixth Amendment]

,
as a Consenting Lender

By:
Name:
Title:

[Intrawest Sixth Amendment]